Exhibit 10.1

THE NASDAQ OMX GROUP, INC.
RESTRICTED STOCK UNIT AWARD CERTIFICATE

Award Date: [DATE]	Number of Restricted Stock Units: [TOTAL_SHARES_GRANTED]

THIS CERTIFIES THAT The NASDAQ OMX Group, Inc. (the “Company”) has on the Award Date specified above granted to

[NAME]

(the “Participant”) an award (the “Award”) to receive the number of Restricted Stock Units (the “RSUs” or “Restricted Stock Units”) indicated in the box above labeled “Number of Restricted Stock Units,” each RSU representing the right to receive one share of the Company’s common stock, $.01 per value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award Certificate and The NASDAQ OMX Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”).  Capitalized terms not otherwise defined have the meanings set forth in the Plan.  A copy of the Plan is available from Human Resources, and is also available on the Company’s website.

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1.Rights of the Participant with Respect to the Restricted Stock Units.

(a)Prior to vesting of the Restricted Stock Units pursuant to Section 2, (i) the Participant shall not be treated as a shareholder as to Shares issuable to the Participant with respect to such Restricted Stock Units, and shall only have a contractual right to receive such Shares following such vesting, unsecured by any assets of the Company or its Subsidiaries; (ii) the Participant shall not be permitted to vote the Restricted Stock Units or the Shares issuable with respect to such Restricted Stock Units; and (iii) the Participant’s right to receive such Shares following vesting of the Restricted Stock Units shall be subject to the adjustment provisions set forth in Section 13 of the Plan.  The Restricted Stock Units shall be subject to all of the restrictions hereinafter set forth.

(b)At the sole discretion of the Committee, the Participant shall be permitted to receive cash payments equal to the dividends and distributions paid on Shares (other than dividends or distributions of securities of the Company which may be issued with respect to Shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent as if each Restricted Stock Unit was a Share, and those Shares were not subject to the restrictions imposed by this Award Certificate and the Plan; provided, however, that no dividends or distributions shall be payable to or for the benefit of the Participant with respect to record dates for such dividends or distributions occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock Units.

2.Vesting.

(a)Except as otherwise provided under this Award Certificate, the Restricted Stock Units shall vest in accordance with the following vesting schedule:  25% of the Restricted Stock Units shall vest on the second anniversary of the Award Date (specified above); an additional 25% of the Restricted Stock Units shall vest on the third anniversary of the Award Date; and the remaining balance of the Restricted Stock Units shall vest on the fourth anniversary of the Award Date (the “Final Vesting Date”); provided, in each case, that the Participant remains in continuous employment with the Company or any of its Subsidiaries until such date(s).

(b)If, prior to the Final Vesting Date of the RSUs under paragraph (a) above the Participant has a Separation from Service (as defined in the Plan) with the Company or any of its Subsidiaries for any reason (voluntary or involuntary), then such non-vested RSUs shall be immediately and irrevocably forfeited, except as otherwise provided in Section 8(e)(ii) of the Plan (Separation from Service by reason of death or Retirement) or, if applicable, Section 12 of the Plan (Separation from Service following a Change in Control).  Notwithstanding anything to the contrary in the Plan or this Award Certificate, and for purposes of clarity, any Separation from Service shall be effective as of the date the Participant’s active employment ends and shall not be extended by any statutory or common law notice period.

(c)If, prior to the vesting of the RSUs under paragraph (a) above the Participant is determined by the insurance carrier under the Company’s then-current long-term disability plan to be entitled to receive benefits under such plan, and, by reason of such Disability, is deemed to have a Separation from Service (within the meaning of the Plan), then an amount of unvested RSUs shall vest as described in Section 8(e)(iii) of the Plan.

3.Issuance of Shares.  Following the applicable vesting date with respect to the Restricted Stock Units, and subject to the terms and conditions of the Plan, the Company will issue Shares with respect to such vested Restricted Stock Units, net of any Shares withheld by the Company to satisfy the payment of taxes as described in Section 6 herein.  Such issuance shall take place as soon as practicable following the applicable vesting date (but in no event later than 60 days following the applicable vesting date described in Section 2(a), (b)  or  (c) above).  The Shares issued in respect of the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, The Nasdaq Stock Market, any applicable federal or state laws and the Company’s Certificate of Incorporation and By-Laws, and the Committee may cause a legend or legends to be put on such Shares to make appropriate reference to such restrictions.  The Company may make delivery of Shares in settlement of Restricted Stock Units by either (A) delivering certificates representing such Shares to the Participant, registered in the name of the Participant, or (B) by depositing such Shares into a stock brokerage account maintained for the Participant.  The Company will not deliver any fractional shares of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered.

4.No Right to Continued Employment.  Neither the Plan nor this Award Certificate shall confer on the Participant any right to be retained, in any position, as an employee, consultant or director of the Company, and nothing in this Award Certificate or the Plan shall be construed to limit the discretion of the Company (or subsidiary of the Company that employs the Participant) to terminate the Participant’s employment at any time, with or without cause.

5.Transferability.

(a)The Restricted Stock Units are not transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Participant, other than by will or the laws of descent and distribution.  Upon such transfer (by will or the laws of descent and distribution), such transferee in interest shall take the rights granted herein subject to all the terms and conditions hereof.

(b)Subject to Section 5(a) hereof, in order to comply with any applicable securities laws, the Shares issued to the Participant with respect to vested Restricted Stock Units may only be sold by the Participant following registration of such Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

6.Withholding.

(a)In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.

(b)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Participant may elect to satisfy the Participant’s federal, state and local tax withholding obligations arising from the receipt of, the vesting of or the lapse of restrictions relating to, the RSUs, by (i) delivering cash, check or money order payable to the Company, (ii) delivering to the Company other Common Stock, (iii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Company; or (iv) having the Company (or the Subsidiary of the Company that employs the Participant) withhold any amounts necessary to pay the minimum withholding required from the Participant’s salary or other amounts payable to the Participant. The Company will not deliver any fractional shares of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises. If the Participant fails to timely make such an election, the Company shall have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the statutory minimum amount of withholding with respect to applicable taxes, as determined by the Company in its sole discretion.  The net settlement of the shares underlying the vested RSUs and the delivery of shares of Common Stock previously owned are hereby specifically authorized alternatives for the satisfaction of the foregoing withholding obligation.    To the extent necessary to meet any obligation to withhold Federal Insurance Contributions Act taxes before delivery of the Shares, the Company is authorized to deduct those taxes from other current wages.

7.Governing Law.  This Award Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

8.Amendments. The Company, acting by means of the Committee, has the right, as set forth in the Plan, to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided however, that no such amendment, alteration, suspension, discontinuance or cancelation of the RSUs will adversely affect the Participant’s material rights under this Award Certificate without the Participant’s consent.  The Company has the authority to amend this Award Certificate, consistent with the foregoing, without the Participant’s written agreement, except as set forth in this Section 8.

In the event that the Company is reorganized or liquidated, or if all or substantially all of its assets are sold, or if the Company is merged or consolidated with another corporation or entity (or in the event the Company consummates a written agreement to accomplish any of the foregoing), the Committee may, in its sole discretion and upon at least 10 days advance notice to the Participant, cancel any outstanding RSUs and cause the Participant to be paid (in cash or in stock, or any combination thereof) the value of such RSUs based upon the price per share of Common Stock received or to be received in the transaction.

9.Administration.  This Award Certificate shall at all times be subject to the terms and conditions of the Plan.  Capitalized terms not defined in this Award Certificate shall have the meanings set forth in the Plan.  The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Award Certificate shall be final and binding upon the Participant and the Company.  The Committee has the authority and discretion to determine any questions which arise in connection with the award of the Restricted Share Units hereunder.

10.Compliance with Code Section 409A.

(a)Distributions of Common Stock in payment for RSUs as described herein which represent a “deferral of compensation” within the meaning of Code section 409A shall conform to the applicable requirements of Code section 409A, to the extent applicable, including, without limitation, the requirement that a distribution to a Participant who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service.

(b)It is the intention of the Company and Participant that this Award Certificate not result in an unfavorable tax consequences to Participant under Code Section 409A.  Accordingly, as permitted by the Plan, the Company may at any time (without the consent of the Participant) modify or amend the Plan or this Award Certificate to the extent necessary to ensure that the Award is not “deferred compensation” subject to Code Section 409A (or, alternatively, to conform to the requirements of Code Section 409A).  Any such amendments shall be made in a manner that preserves to the maximum extent possible the intended benefits to Participant.  This paragraph does not create an obligation on the part of Company to modify this Award Certificate and does not guarantee that the amounts or benefits owed under this Award Certificate will not be subject to interest and penalties under Code Section 409A.    For purposes of applying the

provisions of Code Section 409A, to the extent applicable, each group of Restricted Stock Units that would vest in accordance with Section 2(a) shall be treated as a separate payment.

(c)While the Company intends that this Award Certificate and the RSUs granted hereunder comply with or be exempt from the requirements of Code Section 409A and any related regulations or other guidance promulgated thereunder, neither the Company or the Committee nor any of their respective affiliates shall be liable to any person for the tax consequences of any failure to comply with the requirements of Code Section 409A or any other tax consequences relating to this Award.

11.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant, as a condition of receipt of shares of Common Stock underlying a RSU, to sign any additional Award Certificates or undertakings that may be necessary to accomplish the foregoing.

12.Notices.  Any notice, request, instruction or other document given under this Award Certificate shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Participant, to the Participant’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

13.Severability.  The invalidity or unenforceability of any provision of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate, and each other provision of the Award Certificate shall be severable and enforceable to the extent permitted by law.

14.Award Subject to Plan; Amendments to Award.  This Award is subject to the Plan as approved by the shareholders of the Company.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained in this Award Certificate and a term or provision of the Plan, the applicable terms and provisions of this Award Certificate will govern and prevail.

15.Discretionary Nature of Plan; No Vested Rights.  The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time.  The grant of the Award represented by this Award Certificate does not create any contractual or other right to receive an award in the future.  Future Awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an Award, the number of shares of Common Stock subject to the Award, and the vesting provisions.  Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

The NASDAQ OMX Group, Inc.

By:_______________________________________